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                                   EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52622, 333-15215 and 33-71568) of Arrow
International, Inc. of our report dated October 4, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the references to us under the heading "Selected Financial Data" in such Registration Statement.







PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 21, 2001


















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